Exhibit 32.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Ban Siong Ang, Chief Executive Officer of Heyu Biological Technology Corporation (the “Company”), hereby certify to my knowledge that:

The quarterly report on Form 10-Q for the quarter ended September 30, 2020 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 16, 2020

/s/ Ban Siong Ang
Ban Siong Ang
Chief Executive Officer (Principal Executive Officer)